As filed with the Securities and Exchange Commission on July 10, 2009
Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA-BIOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2833	98-0393071
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China
Telephone number: (86 21) 5834 9748
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Song Jinan
No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China
Telephone number: (86 21) 5834 9748
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Eric Simonson
K&L Gates LLP
925 Fourth Avenue, Suite 2900
Seattle, Washington 98104
Telephone number: (206) 623-7580
Fax: (206) 623-7022

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☑	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee(3)
Common stock, par value $0.0001 per share	—	—	—	—
Preferred stock, par value $0.01 per share	—	—	—	—
Warrants(4)	—	—	—	—
Debt securities(5)	—	—	—	—
Units(6)	—	—	—	—
Total			$80,000,000	$4,500

(1)
There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, warrants to purchase common stock or preferred stock, and debt securities as shall have an aggregate initial offering price not to exceed $80,000,000.  The securities registered also include such indeterminate amounts and numbers of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock and debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the antidilution provisions of any such securities.

(2)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $80,000,000.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act. The total amount is being paid herewith.

(4)	Includes warrants to purchase common stock and warrants to purchase preferred stock.

(5)
If any debt securities are issued with an original issue discount, the offering price of such debt securities shall be such greater amount as shall result in an aggregate maximum offering price not to exceed $80,000,000 or the equivalent thereof in one or more other currencies, currency units or composite currencies, less the dollar amount of any securities previously issued hereunder.

(6)
Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby.  We will determine the proposed maximum offering price per unit when we issue the above listed securities. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, Dated July 10, 2009)

PROSPECTUS

$80,000,000

China-Biotics, Inc.

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, debt securities, or a combination of these securities, or units, for an aggregate initial offering price of up to $80,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering.  Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the NASDAQ Global Market under the symbol “CHBT.” On July 8, 2009, the last reported sale price of our common stock was $10.33 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Global Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Global Market or any other securities market or exchange covered by the prospectus supplement.

The securities offered by this prospectus involve a high degree of risk.  See “Risk Factors” beginning on page 3, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated                    , 2009

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus.  If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security.  These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $80,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

In this prospectus, references to the “company,” “we,” “us” and “our” refer to China-Biotics, Inc. and our predecessors and subsidiaries, unless the context otherwise requires.  Additionally, unless we indicate otherwise, references in this prospectus to:

•	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

•	“RMB” and “Renminbi” are to the legal currency of China; and

•	“$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains forward-looking statements which involve risks and uncertainties, including statements regarding our capital needs, business strategy and expectations. Any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “will,” “expect,” “plan,” “intend,”  “anticipate,” “believe,” “estimate,” “predict,” “potential,” “forecast,” “project” or “continue,” the negative of such terms or other comparable terminology.

You should not rely on forward-looking statements as predictions of future events or results. Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions, risks and uncertainties and other factors which could cause actual events or results to be materially different from those expressed or implied in the forward-looking statements.

In evaluating these statements, you should consider various factors, including the risks described in this prospectus under “Risk Factors” and elsewhere. These factors may cause our actual results to differ materially from any forward-looking statement. In addition, new factors emerge from time to time and it is not possible for us to predict all factors that may cause actual results to differ materially from those contained in any forward-looking statements. We disclaim any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this prospectus, except as required by applicable law.

ABOUT CHINA-BIOTICS

We are engaged in the research, development, production, marketing and distribution of probiotics products in the People’s Republic of China. Probiotics products are products that contain live microbial food supplements that beneficially affect the host by improving its intestinal microbial balance.

We produce the live bacteria, which are the active ingredients of our probiotics, through our microecology technology. We use a multi-stage fermentation process under a strictly controlled environment using our patented and proprietary technology. Solid bacteria are then extracted and stored using controlled freeze drying methods. Prior to sale to our customers, we transform the solid bacteria into capsule form and place it in sealed double aluminum packaging using our patented equipment.

We operate our business and conduct our research, development, production, marketing and distribution of probiotics products solely in China through our wholly-owned subsidiary, Shanghai Shining Biotechnology Co. Ltd., or Shining, which was founded in 1999. We manufacture our products in a leased facility located in Pudong, Shanghai and sell our products in Greater Shanghai mainly to large distributors who then sell them through their networks to supermarkets, hypermarkets and drug stores. We currently produce and sell several types of supplements under the “Shining” brand, including: Shining Essence, Shining Signal, Shining Golden Shield and Shining Energy.

In addition to the products that we currently offer as supplements in capsule form, we are expanding into the bulk additive business through the supply of probiotics to be used in “functional foods”. We believe that the demand for both probiotics and functional foods in China will continue to grow in the foreseeable future. We believe that China currently lacks the manufacturing capabilities in a scale necessary to support demand for probiotics and bulk additives for the functional foods industry. This has forced processed food producers to either import most of their probiotics or produce finished products abroad and re-import the final product. We believe that this creates significant inefficiencies in both cost and probiotics efficacy, as some bacteria die during transport. We believe that this presents us with a significant growth opportunity that we are uniquely qualified to satisfy.

We were incorporated under the name Otish Resources, Inc. in Delaware in February 2003. Until March 2006, we were a mineral exploration stage company specializing in acquiring and consolidating mineral properties with potential for commercial ore bodies. Although we conducted some preliminary exploration work with respect to our mineral properties, we never achieved full operations with respect to our mineral properties.  On March 22, 2006, we entered into and completed a securities exchange transaction with Sinosmart Group Inc., or SGI, and the shareholders of SGI, pursuant to which the SGI shareholders transferred all of the equity securities of SGI to us in exchange for an aggregate of 15,980,000 shares of our common stock. At the closing of this share exchange, SGI became our wholly-owned subsidiary.  SGI owns all of the equity securities of Shining.  As a result of the share exchange, we are no longer a mineral exploration stage company, and SGI’s business operations became our primary operations.

SGI was incorporated in the British Virgin Islands on February 13, 2004.  On December 9, 2005, SGI incorporated a wholly-owned subsidiary, Growing State Limited, in accordance with the laws of the British Virgin Islands. On September 22, 2006, Growing State Limited established a wholly-foreign owned enterprise, Growing Bioengineering (Shanghai) Company Limited, in China.

Our principal executive offices are located at No. 999, Ningqiao Road, Jinqiao Export Processing Zone, Pudong, Shanghai 201206 and our telephone number is (86 21) 5834 9748.  Our website is located at www.chn-biotics.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investors should carefully consider the risks described below before making an investment decision. The trading price of our common stock could decline due to any of these risks and you may lose all or part of your investment. In assessing these risks, investors should also refer to the other information contained or incorporated by reference herein, including the specific risk factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, other information contained in the prospectus supplement or appearing in, or incorporated by reference in, this prospectus. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business

We depend on the services of our directors and key employees, the loss of which could harm our business.

We believe our success relies on the strategies, vision, efforts and technical expertise of our directors and key management personnel, including Mr. Song Jinan. The resignation or departure of any of these key people could have a material adverse impact on our operations and future prospects. In addition, if any of these key people join a competitor or form a competing company, we could lose customers and incur additional expenses to recruit replacements and train personnel. We have entered into standard form confidentiality agreements with our technical employees with the exception of our directors and our key executives, which contain non-competition clauses. We do not maintain key-man life insurance for any of our key executives.

Failure to attract and retain qualified employees may adversely affect our business.

Our continued success depends largely on our ability to attract and retain highly skilled executive, managerial and technical employees. We may face difficulties in recruiting skilled personnel in our industry due to its specialized nature. If we are unable to attract and retain a sufficient number of suitably skilled and qualified personnel, our business would be materially and adversely affected. We may also have to pay substantial wages to attract sufficient numbers of skilled employees and professionals, which may adversely affect our operating margins.

We are not insured against potential losses and could be seriously harmed by natural disasters, catastrophes or acts of war.

Our facilities and inventories could be materially damaged by hurricanes, floods and other natural disasters, catastrophes, acts of war or other catastrophic circumstances. We do not maintain insurance covering such events. If any of these events occur, we could incur material losses and liabilities, which could negatively affect our operating results.

We may incur material product liability claims, which could increase our costs and adversely affect our reputation, revenues and operating income.

As a manufacturer of products designed for human consumption, we are subject to product liability claims that the use of our products has resulted in injury. Our products contain three types of live bacteria, lactobacillus acidophilus, bifidobacterium bifidum and bifidobacterium adolescentis, which fall within the nine types of “good” live bacteria that are approved for direct sale to the public in China as health food. We obtain our bacteria from human sources. Although we believe this reduces the risk that it will be rejected by the human body, there can be no assurance that consumption of such bacteria could not result in adverse health effects. We do not maintain any product liability insurance. A product liability claim against us could result in costly litigation and could adversely affect our reputation with our customers, which in turn could adversely affect our revenues and operating income.

Our revenues primarily depend on sales of one product and a decline in sales of this product could cause our revenues to decrease.

We have derived the majority of our revenue from the sale of our Shining Essence product. Sales of this product represented approximately 61% and 48% of our total sales for the year ended March 31, 2007 and 2008, respectively. We expect that Shining Essence will continue to account for a large portion of our revenues for the foreseeable future. Any factors adversely affecting the pricing of, demand for or market acceptance of Shining Essence, including increased competition, could cause our revenues to decline and our business and future operating results to suffer.

We are subject to concentrations of credit risk that could adversely affect our operations.

Our principal operations are in China and all of our sales during fiscal years 2007 and 2008 arose in China. A significant number of our financial instruments, principally cash and accounts receivable, are located in China. These financial instruments include:

•	cash deposits in China, which includes the Special Administrative Region of Hong Kong, where there is currently no rule or regulation in place for obligatory insurance of bank accounts; and

•	accounts receivable.

The concentration of these financial instruments in China subjects us to concentrations of credit risk that could adversely affect our operating results.

If our products fail to keep pace with advances in the industry, they may be displaced by competitors’ newly developed products.

Other companies in our industry may gain significant competitive advantages by introducing new products to the market, delivering constant innovation in products and techniques and offering competitive prices. Our future growth partially depends on our ability to develop products that are more effective in meeting consumer needs. In addition, we must be able to manufacture and effectively market those products. The sales of our existing products may decline if a competing product is introduced by other companies.

We may have difficulty competing with larger and better financed companies in our industry, which could require us, among other things, to lower our prices and could result in the loss of our customers.

Some of our existing and future competitors may have greater technical and financial resources than we do and may use these resources to pursue a competitive position that threatens our products. Our products could be rendered obsolete or uneconomical by the development of new products to treat conditions addressed by our products, as a result of technological advances affecting the cost of production, or as a result of marketing or pricing action by one or more of our competitors.

Additionally, with China’s accession to the World Trade Organization, the Chinese government has undertaken to open up the Chinese market to foreign companies. China reduced its average import tariff rate overall to 11.50% in 2003 and has further reduced it to 9.90% in 2005. As a result, foreign competitors may form alliances with or acquire companies in our industry in China. Intensified competition from these foreign competitors may lead to lower profit margins due to price competition, loss of customers and slower than anticipated growth.

Unfavorable publicity or research reports casting a negative light on our industry or our products could change consumer perceptions and have an adverse affect on our ability to market and sell our products.

We believe that our industry is affected by media attention. Future research reports or publicity about the quality of products in our industry generally, or our products in particular, could have a material adverse effect on our business. Scientific research to date is preliminary and there can be no assurance that future scientific research or publicity will be favorable to our industry or any particular product or consistent with earlier favorable research or publicity. Adverse publicity could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately. Given our dependence upon consumer perceptions, adverse publicity, whether or not accurate, associated with illness or other adverse effects resulting from the consumption of our products or any similar products distributed by other companies could have a material adverse effect on our business.

Our expansion into the bulk additive business may not generate sufficient revenues and the construction of our new facility to accommodate this business may result in increased costs and losses.

We are expanding our operations into the bulk additive business through the supply of high quality probiotics to be used as additives in dairy products to manufacturers in China. We are constructing a new production plant with a 150-ton capacity which can accommodate our new bulk additive business. This will expose us to many risks, including the following:

•	there may not be sufficient market demand for bulk probiotics additives or our products in particular;

•	we may experience delays and cost overruns during construction of our new facility which may result in losses; and

•	we may experience substantial start up losses when the plant is first commissioned.

Our plans to geographically expand our marketing and sales efforts and directly sell our products directly to retail consumers may fail.

To date, we have sold our products in the greater Shanghai area, Changchun, Longyan, Jiaxing, Zhengzhou, Jilin and Hong Kong. We currently intend to expand our marketing and sales efforts to the rest of China. There is no assurance that we will receive the same level of public demand for our products in other parts of China.

In addition, we have been selling through distributors since our first product, Shining Essence, was launched in the market in April 2001. We opened our first retail outlet in March 2006. We intend to expand our operations by opening additional new retail outlets to facilitate direct sales of our products to customers. There is no assurance that we can successfully implement our direct selling model.

As we increase the geographic area of our selling efforts and implement a direct selling model, there is a risk that our current systems may not be able to accommodate the increased volume or the complexity of the future business. Our short term operating results may be adversely affected as additional capital investments will have to be made for system upgrades, replacements or improvements.

We face potential tax exposure.

Our principal operations are in China. Business enterprises established in China are subject to income taxes and value added taxes under Chinese tax laws and regulations unless they have exemptions. In January 2006, we made tax payments to the Chinese tax authorities for 2005 and we have made regular tax payments to the Chinese tax authorities for subsequent periods. Our management believes that our operations in China were exempted from income taxes and value added taxes for all prior years because we had been recognized by the local government as an advanced technology enterprise. However, we have never received a written confirmation from the appropriate tax authorities for the tax exemption status of our operations in China. As a result, there is no way to ascertain the position which may be taken by the relevant Chinese tax authorities in the future.  Accordingly, our financial statements contain full provisions for all applicable tax liabilities (other than potential tax penalties), plus surcharge, for all prior calendar years for such taxes. Such provisions for tax liabilities and surcharge will be reversed out of the financial statements at the appropriate point in the future.

According to PRC tax regulations, overdue tax liabilities in the PRC for the calendar years prior to 2005 may be subject to potential penalties for the late payment of taxes which is calculated on the basis of 0.5 times to five times the amount of taxes payable, which amounts to from $4.9 million (if calculated based on 0.5 times of taxes payable) to $49 million (if calculated based on five times of the amount of taxes payable) as of March 31, 2007, 2008 and 2009. The Group has reserved for the payment of taxes that may be owed for calendar years prior to 2005 and any associated interest surcharges (which are calculated at 0.05% per day on the accrued tax liabilities) in its financial statements until the matter is fully resolved. Following the adoption of FIN48, the Group has reserved for the surcharges payable for fiscal year 2008 and 2009. We consider it more likely than not that the associated penalty will not need to be paid.

In addition, in connection with dividends paid to the Shining shareholders between April 2003 to June 2005, Shining did not deduct a withholding tax at the rate of 20% as required by applicable Chinese laws and regulations. No provision for the potential tax penalties with respect to this matter has been made in our financial statements as our management believes that the possibility of having to pay the penalties is unlikely. The Group has reserved for associated surcharges for the fiscal year 2008 and 2009.

We may not be able to protect our intellectual property against claims by other parties or enforce our rights with respect to our intellectual property.

We have not purchased or applied for any patents other than three registered Chinese patents in respect of the packaging processes and technologies we use in our production process and a pending registration of a patent regarding the production of one of our products, as we are of the view that it would not be cost-effective to do so at this time. Without patents, we may have no legal recourse in the event that our processes and technologies are replicated by other parties. If our competitors are able to replicate our processes, technologies and systems at lower costs, we may lose our competitive advantage and our profitability will be adversely affected.

In addition, we believe that over the last five years our “Shining” brand has become a highly recognizable brand in our industry in Shanghai. To protect this brand, which we consider important to our continued success, we have registered four trademarks in China. If our competitors introduce products of inferior qualities to the market using trademarks that are confusingly similar to the “Shining” trademarks, our reputation and operating results will be adversely affected.

From time to time, we may have to resort to litigation to enforce our rights with respect to our intellectual property. This type of litigation could result in substantial costs and diversion of our resources, which would adversely affect our results of operations.

Management by a small team of officers may create conflicts of interests and impede the successful implementation of our growth plans.

Mr. Song and Mr. Fan, our only executive officers, are responsible for all managerial functions of our company. We have been hiring additional employees to complete our management team, but we cannot assure you that we can assemble a management team that can tackle the expansion plans that we have. The concentration of management could be disadvantageous to stockholders with interests different from those of Mr. Song or Mr. Fan.

Risks Related to Government Regulations

We are subject to government regulation in China, and changes in Chinese regulations may substantially increase the cost of manufacturing and selling our products.

The manufacturing and marketing of our products are subject to various governmental regulations in China. Government regulation includes inspection of and controls over manufacturing, safety and environmental controls, efficacy, labeling and the sale and distribution of wellness products.

As a company which produces probiotics supplements, we are subject to the Law on the Food Conditions of the PRC which became effective on October 30, 1995, the Administrative Rules for Healthy Food promulgated by the Ministry of Health on March 15, 1996 which became effective on June 1, 1996, the Notice of Circulating the Appraisal Standard of Fungal and Good-Live-Bacterial Healthy Food and its appendixes-Appraisal Standard of Fungal and Good-Live-Bacterial Healthy Food, and List of Good-Live-Bacteria Applicable for Healthy Food, promulgated by the Ministry of Health which became effective on March 23, 2001, the Administration Rules for the Registration of Healthy Food (experimental) promulgated by the State Food and Drug Administration on April 30, 2005 which became effective on July 1, 2005, and other relevant rules and regulations issued by the Ministry of Health and the State Food and Drug Administration. In addition, Shining is a Chinese corporation and therefore is subject to the Company Law of China and more specifically to the Foreign Company provisions of the Company Law and the Law on Foreign Capital Enterprises of China.

Our industry is relatively new in China, and the manner and extent to which it is regulated is evolving. Changes in existing laws or new interpretations of such laws may have a significant impact on our methods and costs of doing business. For example, new legislative proposals that affect our product pricing, reimbursement levels, approval criteria and manufacturing requirements may be proposed and adopted.

The costs of compliance with current or future legislation or regulatory requirements may be significant, and could force us to curtail our operations or otherwise have a material adverse effect on our financial condition, results of operations or cash flows. For example, we have obtained three licenses and permits which are required for us to operate our business in China. If the regulations regarding these licenses and permits are changed, it may be materially burdensome for us to obtain or renew these licenses and permits or they may be otherwise unavailable.

Government regulation of our retail prices and advertising methods may adversely affect our results of operations.

We are subject to government regulations with respect to the prices we charge, the rebates we may offer to customers and our marketing methods. In addition, we are required to obtain approval from Chinese government authorities regarding the contents of advertisements related to our products before they can be published. If the Chinese government requires that we set our retail prices at undesirable prices or significantly limits our ability to advertise our products, it could have a material adverse effect on our results of operations.

We may not be able to obtain regulatory approvals for our products or reimbursement from the sale of our products.

The manufacture and sale of our products in China is highly regulated by a number of state, regional and local authorities. These regulations significantly increase the difficulty and costs involved in obtaining and maintaining regulatory approval for marketing new and existing products. In addition, our future growth and profitability are, to a significant extent, dependent upon our ability to obtain timely regulatory approvals from the relevant authorities.

Risks Related to Doing Business in China

Adverse changes in China’s economic, political and social conditions and government policies could have a material adverse effect on the overall economic growth of China, which could adversely affect our results of operations and financial condition.

We currently conduct our business solely in China. Changes in the economic and political situation in China and the economic, financial, fiscal and other policies adopted by the Chinese government may affect our operations, performance and profitability. The economy of China differs from the economies of most developed countries in many respects, including:

•               structure;

•               extent of government involvement;

•               level of development;

•               growth rate;

•               control of foreign exchange; and

•               allocation of resources.

China’s economy has traditionally been subject to central planning, with a series of economic plans promulgated and implemented by the Chinese government. Over the past 25 years, the Chinese government has been reforming the economic and political systems in China in an attempt to achieve economic and social advancements. Many of these reforms were unprecedented and are expected to continue while political, economic and social factors may also lead to further adjustments to China’s reform measures. These reforms and adjustments may not always have a positive effect on our operations. Accordingly, we cannot assure you that our performance and profitability will not be adversely affected from these measures. In addition, there is no assurance that the Chinese government will continue to pursue economic liberalization and other reforms.

Macroeconomic measures taken by the Chinese government may cause the Chinese economy to slow down.

In response to concerns relating to China’s high rate of growth in industrial production, bank credit, fixed investment and money supply and growing inflationary pressures, the Chinese government has taken measures to slow economic growth to a more manageable level. Among the measures that the Chinese government has taken are restrictions on bank loans in certain sectors and the increase of interest rates. We cannot assure you that those measures will not result in a slowdown in economic growth and hence a reduction in demand for consumer products in China. These measures and any additional measures could contribute to a slowdown in the Chinese economy and could potentially cause the economy to enter a recession, which could have an adverse impact on demand for a wide range of products in China, including our products.

There are uncertainties regarding interpretation and enforcement of Chinese laws and regulations.

China’s legal system is a civil law system based on statutory law. Prior legal decisions and judgments have little precedential value. China is still in the process of developing a comprehensive statutory framework and its legal system is still considered to be underdeveloped in comparison with the legal systems in some western countries. Since 1979, the Chinese government has formulated and enacted a large number of laws and regulations governing economic matters, securities activities and foreign investments.

Despite significant development in its legal system, China does not have a comprehensive system of laws. The interpretation of Chinese law by courts and tribunals may be inconsistent and influenced by government policies and other considerations. In addition, the enforcement of existing laws and regulations can be uncertain and unpredictable. Judgments and arbitration rulings may be unenforceable. The promulgation of new laws, changes to existing laws and inconsistent interpretation of laws could have a negative impact on our business.

Key members of our management, and substantially all of our assets, are located in China, thus it may be extremely difficult to acquire jurisdiction and enforce liabilities against our management and our assets.

Because key members of our management are Chinese citizens it may be difficult, if not impossible, to acquire jurisdiction over them in the event a lawsuit is initiated against us or our management by a stockholder or group of stockholders in the United States. We anticipate that future members of our management will also be Chinese citizens. Because the majority of our assets are located in China, it would also be extremely difficult to access those assets to satisfy an award entered against us in U.S. court.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

Since almost all of our future revenues may be in the form of Renminbi, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. There are significant restrictions on convertibility of the Renminbi for current account transactions, including primarily the restriction that foreign invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding company is a Delaware corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with our company, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Because our funds are held in banks in the PRC that do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Any outbreak of the Swine Flu (H1N1), severe acute respiratory syndrome, or SARS, the Avian Flu, or another widespread public health problem in the PRC could adversely affect our operations.

There have been recent outbreaks of the highly pathogenic Swine Flu, caused by the H1N1 virus, in certain regions of the world, including parts of China, where all of our manufacturing facilities are located and where all of our sales occur. Our business is dependent upon our ability to continue to manufacture and distribute our products, and an outbreak of the Swine Flu, or a renewed outbreak of SARS, the Avian Flu, or another widespread public health problem in China, could have a negative effect on our operations. Any such outbreak could have an impact on our operations as a result of:

•	quarantines or closures of our manufacturing or distribution facilities or the retail outlets, which would severely disrupt our operations,

•	the sickness or death of our key officers and employees, and

•	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Risks Related to our Common Stock

Shares of our common stock which are eligible for immediate sale by our stockholders may decrease the market price of our common stock.

We had 17,080,000 shares outstanding as of July 9, 2009, including approximately 9,545,580 shares which are free trading and may be sold immediately by our stockholders. An additional 2,083,333 shares, subject to adjustment for subdivision or combination of our stock and similar events, may be issued upon conversion of a 4% convertible promissory note issued to Pope Investments II LLC in the amount of $25 million, as further described in “Business-History”. If our stockholders sell substantial amounts of our common stock, or there is a perception in the market that such sales may occur, then the market price of our common stock could decrease.

Concentration of our ownership by our President and Chief Executive Officer and a director and his family may dissuade new investors from purchasing our securities which could result in a lower trading price for our securities than if our ownership was less concentrated.

As of July 9, 2009, Mr. Song, our President and Chief Executive Officer and a director, owned, directly and indirectly through his family, approximately 53.1% of our outstanding common stock. As a result, Mr. Song has the ability to exert substantial influence or absolute control over all matters requiring approval by our stockholders, including the election and removal of directors, any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. This concentration of control could be disadvantageous to other stockholders with interests different from those of Mr. Song. For example, Mr. Song could delay or prevent an acquisition or merger even if the transaction would benefit other stockholders. In addition, this concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with a significant concentration of ownership among a limited number of stockholders.

Our common stock price has been volatile, and you may not be able to sell your shares at or above the price that you pay for the shares.

The price of our common stock has historically been volatile and our investors experience wide fluctuations in the market price of our securities. Although our common stock is currently traded on the NASDAQ Global Market, it was previously quoted on the OTC Bulletin Board. Securities quoted on the OTC Bulletin Board tend to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks.

The volatility in the price of our common stock may be caused by a variety of factors including:

•              lower trading volume;

•              market conditions;

•              the lack of readily available price quotations; and

•              the absence of consistent administrative supervision of “bid” and “ask” quotations.

The fluctuations in the price of our common stock may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.

Volatility in the price of our common stock may cause it to be classified as penny stock which will result in limits on trading and our stock price could decline.

Because our common stock is volatile, it may in the future fall under the SEC definition of “penny stock”, if our common stock is classified as “penny stock” we expect trading in our common stock, if any, to be limited because broker-dealers are required to provide their customers with disclosure documents prior to allowing them to participate in transactions involving our common stock. These disclosure requirements are burdensome to broker-dealers and may discourage them from allowing their customers to participate in transactions involving our common stock.

Rules promulgated by the SEC under Section 15(g) of the U.S. Securities Exchange Act of 1934, or Exchange Act, require broker-dealers engaging in transactions in penny stocks, to first provide to their customers a series of disclosures and documents, including:

•              a standardized risk disclosure document identifying the risks inherent in investment in penny stocks;

•              all compensation received by the broker-dealer in connection with the transaction;

•              current quotation prices and other relevant market data; and

•              monthly account statements reflecting the fair market value of the securities.

In addition, these rules require that a broker-dealer obtain financial and other information from a customer, determine that transactions in penny stocks are suitable for such customer and deliver a written statement to such customer setting forth the basis for this determination.

Our preferred stock may make a third-party acquisition of our company more difficult which in turn would make a purchase of our shares less desirable, thereby potentially reducing our stock price or the liquidity of our shares.

Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock having such rights as may be designated by our board of directors, without stockholder approval. The issuance of preferred stock could inhibit a change in our control by making it more difficult to acquire the majority of our voting stock and thereby making the purchase of our shares by new investors less likely. A lesser interest in the purchase of our shares could reduce our market price or make it more difficult for stockholders to sell their shares. No shares of preferred stock are currently outstanding.

We do not anticipate paying dividends.

We do not anticipate paying dividends in the foreseeable future. Any dividends which we may pay in the future will be at the discretion of our board of directors and will depend on our future earnings, any applicable regulatory considerations, our financial requirements and other similarly unpredictable factors. For the foreseeable future, we anticipate that we will retain any earnings which we may generate from our operations to finance and develop our growth.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including expanding our retail operations, expanding our products, acquiring additional retail outlets and product lines and for general working capital purposes.  We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.  Pending the uses described above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table displays our ratio of earnings to fixed charges.  The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

	Nine Months Ended	Year Ended March 31,
	December 31, 2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	5.4x	17.7x	192.0x	721.9x	N/A	N/A

For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes plus fixed charges.  Fixed charges consist of interest expense, an estimate of the interest within rental expense deemed by us to be representative of the interest factor of rental payment under operating leases, which we estimate to be 30% of such payments. During the periods presented above, we had no preference securities outstanding.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock. As of July 9, 2009, there were 17,080,000 shares of our common stock outstanding. In addition, 2,083,333 shares of common stock (subject to adjustment for subdivision or combination of our common stock and similar events) may be issued upon conversion of the 4% convertible promissory note in the amount of $25 million held by Pope Investments II LLC.

General

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available therefore subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. All of the outstanding shares of common stock are fully paid and non-assessable.

Dividends

We do not intend to pay dividends on our capital stock in the foreseeable future.

Transfer Agent

American Stock Transfer & Trust Company is our transfer agent.

Listing

Our common stock is currently traded on the NASDAQ Global Market under the symbol “CHBT”.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 10,000,000 shares of preferred stock, $0.01 par value per share.  As of the date hereof, there are no shares of preferred stock outstanding.

Shares of preferred stock may be issued from time to time in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering.  Such prospectus supplement will include:

•	the title and stated or par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement.  The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock.  Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us.  The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  This summary of some provisions of the securities warrants is not complete.  You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants.  The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of Federal income tax consequences; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only.  Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities.  If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus, but is not complete.  We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any new senior debt securities under a senior indenture that we will enter into with a trustee named in such senior indenture.  We will issue any subordinated debt securities under a subordinated indenture that we will enter into with a trustee named in such subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures, forms of debt securities containing the terms of any debt securities to be offered, and other related documents will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Any indenture and any trustee will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either a trustee under the senior indenture or a trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of any senior debt securities, any subordinated debt securities and the related indentures are subject to, and qualified in their entirety by reference to, all of the provisions of any indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to any debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of any debt securities.  Except as we may otherwise indicate, the terms of any senior indenture and any subordinated indenture will be identical.

In addition, the material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplement indenture.  Debt securities may be issued in separate series without limitation as to aggregate principal amount.  We may specify a maximum aggregate principal amount for the debt securities of any series.  This section and the applicable prospectus supplement summarize all the material terms of the applicable indenture and the debt security being offered.  They do not, however, describe every aspect of the indenture and the debt security. For example, in this section and the prospectus supplement we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms.  We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

•	the maturity date;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due.  The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security.  The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that is a material restriction on our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 51% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default or differences in the events of default identified above relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 51% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

Subject to the terms of the indentures, the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs.  The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability.  Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with assumption of obligations in the event of a consolidation, merger, or sale;
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, provided that it does not have a material adverse effect on any holders as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•
to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We may issue debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series (the “Depository”).  See “Book-Entry” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.  However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Book-Entry

Debt securities in book-entry form are represented by a global security registered in the name of the Depository or its nominee, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the Depository’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the Depository and its participants. Payments on debt securities registered in the name of the Depository or its nominee will be made in immediately available funds to the Depository or such nominee as the registered owner. We and the trustee will treat the Depository or its nominee as the owner of such debt securities for all other purposes as well. Therefore, neither we, the trustee nor any paying agent has any direct responsibility or liability for the payment of any amount due on the debt securities to owners of beneficial interests in such global securities.

Except as set forth in an applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in definitive form and will not be considered to be the owners or holders of any debt securities under such global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the Depository, and, if such person is not a participant in such Depository, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•
the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DELAWARE ANTI-TAKEOVER LAW AND CHARTER PROVISIONS

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable. In particular, our certificate of incorporation and bylaws, as applicable, among other things, will:

•	provide our Board of Directors with the ability to alter our bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders; and

•	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring our company, even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise,or (v) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Certain matters with respect to the common stock offered hereby will be passed upon by K&L Gates LLP.

EXPERTS

The consolidated financial statements as of March 31, 2008 and 2007 and for each of the two years in the period ended March 31, 2008 have been audited by BDO Limited, an independent registered public accounting firm, as set forth in its reports thereon, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 under the Securities Act of 1933 with respect to our common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information regarding us and our common stock offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.

In addition, we file periodic reports with the SEC, including quarterly reports and annual reports which include our audited financial statements. This registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of the registration statement, including the exhibits thereto, and all of our periodic reports after payment of the fees prescribed by the SEC. For additional information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides on-line access to reports and other information regarding registrants that file electronically with the SEC at the address: http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC.  The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  The following documents were filed with the SEC pursuant to the Exchange Act and are incorporated by reference and made a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended March 31, 2008 filed with the SEC on July 10, 2008, as amended on Form 10-K/A filed with the SEC on March 20, 2009, April 24, 2009 and June 29, 2009;

•	our Quarterly Report on Form 10-Q for the three months ended June 30, 2008 filed with the SEC on August 14, 2008, as amended on Form 10-Q/A filed with the SEC on March 20, 2009;

•	our Quarterly Report on Form 10-Q for the three months ended September 30, 2008 filed with the SEC on November 10, 2008, as amended on Form 10-Q/A filed with the SEC on March 20, 2009;

•	our Quarterly Report on Form 10-Q for the three months ended December 31, 2008 filed with the SEC on February 13, 2009, as amended on Form 10-Q/A filed with the SEC on March 20, 2009;

•	our Current Reports on Form 8-K filed with the SEC on May 20, 2009 and March 6, 2009;

•
the description of our Common Stock contained in our Registration Statement on Form 8-A, as amended (File No. 001-34123), including any amendment or report filed for the purpose of updating such description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to: China-Biotics, Inc., No. 999 Ningqiao Road, Jinqiao Export Processing Zone, Pudong, Shanghai 201206, People’s Republic of China, Telephone number: (86 21) 5834 9748.  Our website address is www.chn-biotics.com.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different or additional information.  We will not make an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

$80,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

China-Biotics, Inc.

Prospectus

, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Item	Amount
SEC registration fee	$4,500
Printing and engraving expenses	12,000
Legal fees and expenses	40,000
Accounting fees and expenses	10,000
Transfer agent and registrar’s fees and expenses	5,000
Miscellaneous expenses	7,500

Total	$79,000

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145(a) of the Delaware General Corporation Law provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the Delaware General Corporation Law provides in relevant part that “a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of such person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

Our certificate of incorporation contains the following provisions relating to indemnification of our officers and directors:

•
we shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right) because he or she is or was a director or officer, or is or was serving at our request as a director or officer of (or person occupying a similar position or performing similar functions for) another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

•
we shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by us or in our right to procure a judgment in our favor because he or she is or was a director or officer, or is or was serving at our request as a director or officer of (or a person occupying a similar position or performing similar functions for) another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, no indemnification shall be made in respect of any claim, issue or matter as to which a person has been adjudged to be liable to us unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

 Expenses incurred by a person who is otherwise entitled to be indemnified by us in defending or investigating a threatened or pending action, suit or proceeding shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

Our bylaws provide that we may indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our employee or agent or, while our employee or agent, is or was serving at our request as an employee or agent or trustee or another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.    EXHIBITS

Number	Exhibit
1.1	Form of Underwriting Agreement*
2.1	Securities Exchange Agreement dated March 22, 2006 (incorporated by reference to Exhibit 10.1 to China-Biotics, Inc.’s Form 8-K filed on March 23, 2006).
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to China-Biotics, Inc.'s Form 8-K filed on March 23, 2006).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to China-Biotics, Inc.’s Form 8-K filed on March 23, 2006).
4.1	Form of Certificate of Designation.*
4.2	Form of Preferred Stock Certificate.*
4.3	Form of Warrant Agreement.*
4.4	Form of Warrant Certificate.*
4.5	Form of Stock Purchase Agreement.*
4.6	Form of Senior Debt Indenture.
4.7	Form of Senior Debt Security.*
4.8	Form of Subordinated Debt Indenture.
4.9	Form of Subordinated Debt Security.*
4.10	Form of Unit Agreement.*
5.1	Opinion of K&L Gates LLP***
12.1	Statement of Computation of Ratios.
23.1	Consent of BDO Limited, independent auditors.
23.3	Consent of K&L Gates LLP (included in Exhibit 5.1).***
24.1	Power of Attorney (included on signature page).
25.1	Form T-1 Statement of Eligibility of Trustee for Debt Indenture under the Trust Indenture Act of 1939, as amended.**

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference herein.
**	To be filed subsequent to the effectiveness of this Registration Statement pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
***	To be filed by pre-effective amendment.

ITEM 17.    UNDERTAKINGS

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

 (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)  If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Shanghai, The People’s Republic of China on July 10, 2009.

CHINA-BIOTICS, INC.
By:	/s/ Song Jinan
Mr. Song Jinan
Chairman of the Board, Chief Executive Officer, Treasurer and Secretary (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Song Jinan, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (1) any and all amendments to this Form S-3 (including post-effective amendments) and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Song Jinan
Song Jinan	Chairman of the Board, Chief Executive Officer, Treasurer and Secretary (Principal Executive Officer)

/s/ Lewis Fan
Lewis Fan	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Chin Ji Wei
Chin Ji Wei	Director

/s/ Du Wen Min
Du Wen Min	Director

/s/ Simon Yick
Simon Yick	Director